Exhibit 4.14

SEVENTH SUPPLEMENTAL INDENTURE, (this “Supplemental Indenture”) dated as of September 27, 2019, by and among CHS/Community Health Systems, Inc., a Delaware corporation (“Issuer”), each of the parties that is a signatory hereto as a Guarantor (each, a “Guaranteeing Subsidiary” and, collectively, the “Guaranteeing Subsidiaries”), Credit Suisse AG, as Collateral Agent, and Regions Bank, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, each of the Issuer, the Guarantors and the Trustee have heretofore executed and delivered an indenture dated as of March 16, 2017 (the “Base Indenture”) and a first supplemental indenture dated March 16, 2017 (the “First Supplemental Indenture”) providing for the issuance on such date of an initial aggregate principal amount of $2,200,000,000 of 6.250% Senior Secured Notes due 2023, and a second supplemental indenture dated May 12, 2017 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, as amended, supplemented, waived or otherwise modified, the “Indenture”) providing for the issuance on such date of an additional aggregate principal amount of $900,000,000 of 6.250% Senior Secured Notes due 2023, for an total aggregate principal amount of $3,100,000 of 6.250% Senior Secured Notes due 2023 (the “Notes”) of the Issuer;

WHEREAS, the First Supplemental Indenture provides that the Guaranteeing Subsidiaries shall, as to and to the extent provided therein, execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the First Supplemental Indenture on the terms and conditions set forth herein and under the First Supplemental Indenture (the “Note Guarantee”), each on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.1 of the First Supplemental Indenture, the Issuer, any Guarantor and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the benefit of the Trustee, the Collateral Agent and the Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or the First Supplemental Indenture, dated March 16, 2017, or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

SECTION 2.1. Agreement to be Bound. Each of the Guaranteeing Subsidiaries hereby becomes a party to the First Supplemental Indenture as a “Guarantor” and as such will have all of the rights and be subject to all of the obligations and agreements of a “Guarantor” under the First Supplemental Indenture.

SECTION 2.2. Guarantee. Each of the Guaranteeing Subsidiaries agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes, the Trustee and the Collateral Agent the Guaranteed Obligations pursuant to Article X of the First Supplemental Indenture as and to the extent provided for therein.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Notices. All notices and other communications to the Guarantors shall be given as provided in the Indenture.

SECTION 3.2. Merger and Consolidation. None of the Guaranteeing Subsidiaries shall sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, another Person (other than the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1(e) of the First Supplemental Indenture.

SECTION 3.3. Release of Guarantee. The Note Guarantees hereunder may be released in accordance with Section 10.2 of the Indenture.

SECTION 3.4. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.5. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 3.7. Benefits Acknowledged. Each Guaranteeing Subsidiary’s Note Guarantee is subject to the terms and conditions set forth in the First Supplemental Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the First Supplemental Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

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SECTION 3.8. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the First Supplemental Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.9. The Trustee and the Collateral Agent. Neither the Trustee nor the Collateral Agent make any representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

SECTION 3.10. Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

SECTION 3.11. Execution and Delivery. Each Guaranteeing Subsidiary agrees that its Note Guarantee shall remain in full force and effect notwithstanding any absence on each Note of a notation of any such Note Guarantee.

SECTION 3.12. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

HERNANDO HMA, LLC,
a Florida limited liability company
WARSAW HEALTH SYSTEM, LLC,
a Delaware limited liability company

By:	/s/ Kevin J. Hammons
Kevin J. Hammons
Senior Vice President and Treasurer

Acting on behalf of each of the Guaranteeing Subsidiaries set forth above

Acknowledged by:

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ Kevin J. Hammons
Kevin J. Hammons
Senior Vice President, Assistant Chief Financial Officer, Chief Accounting Officer and Treasurer

[Signature Page to Seventh Supplemental Indenture (2023 Notes)]

REGIONS BANK, as Trustee

By:	/s/ Kristine Prall
Kristine Prall
Vice President

[Signature Page to Seventh Supplemental Indenture (2023 Notes)]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:	/s/ Judith Smith
Name: Judith Smith
Title: Authorized Signatory

By:	/s/ Lingzi Huang
Name: Lingzi Huang
Title: Authorized Signatory

[Signature Page to Seventh Supplemental Indenture (2023 Notes)]